UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-7, rue Salomon de Rothschild
Suresnes, France	92150
(Address of principal executive offices)	(Zip code)

+33 (0) 1 4 6 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on March 10, 2021 with the U.S. Securities and Exchange Commission (the “SEC”) by Talend S.A., a société anonyme organized under the laws of France (“Talend” or the “Company”), on March 10, 2021, Talend entered into a Memorandum of Understanding (the “MoU”) with Tahoe Bidco (Cayman), LLC, an exempted company incorporated under the laws of the Cayman Islands (“Cayman Bidco”) and an affiliate of Thoma Bravo, L.P. (“Thoma Bravo”). Cayman Bidco assigned all of its rights and obligations under the MoU to Tahoe Bidco B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands (“Purchaser”), an indirect subsidiary of Tahoe Ultimate Parent, L.P. a limited partnership organized under the laws of the Cayman Islands (“Parent”) and an affiliate of Thoma Bravo. Capitalized terms used herein but not otherwise defined have the meaning set forth in the MoU.

Pursuant to the MoU, Parent caused Purchaser to commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares, nominal value of €0.08 per share (the “Ordinary Shares”), including American Depositary Shares representing Ordinary Shares (each of which represents one Ordinary Share) (the “ADSs”) and Ordinary Shares issuable upon the exercise of any outstanding options, warrants, convertible securities or rights to purchase, subscribe for, or be allocated Ordinary Shares (collectively, the “Company Shares”) of the Company, for $66.00 per Company Share and $66.00 per ADS (the “Offer Price”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and any withdrawal rights expired at 5:00 pm (Eastern Time) on July 28, 2021 (the “Expiration Date”). Equiniti Trust Company (the “ADS Tender Agent”) advised Parent and Purchaser that, as of the Expiration Date, an aggregate of 27,774,539 ADSs had been validly tendered and not validly withdrawn pursuant to the Offer (excluding 4,081,532 ADSs to be tendered pursuant to notices of guaranteed delivery). BNP Paribas Securities Services (the “Ordinary Shares Agent”) advised Parent and Purchaser that, as of the Expiration Date, an aggregate of 1,284 Ordinary Shares, not including Ordinary Shares represented by ADSs, had been validly tendered and not validly withdrawn pursuant to the Offer. In total, the tendered Company Shares (including Company Shares represented by ADSs) represented approximately 84.4 percent of the outstanding Company Shares (including Company shares represented by ADSs), as of the Expiration Date.

Because all conditions to the Offer were satisfied as of the Expiration Date, Purchaser accepted for payment all Company Shares (including Company Shares represented by ADSs) validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Date (the “Offer Acceptance Time”). In accordance with the terms of the Offer, payment for Company Shares (including Company Shares represented by ADSs) will promptly be made to holders of Company Shares (including Company Shares represented by ADSs) that have been accepted for payment by Purchaser.

In addition, Purchaser announced the commencement of a subsequent offering period (the “Subsequent Offering Period”), during which it will accept tenders of Ordinary Shares that were not tendered in the Offer prior to the Expiration Date. The Subsequent Offering Period is scheduled to expire at 5:00 p.m. (Eastern Time) on August 9, 2021, as described in the Tender Offer Statement on Schedule TO filed by Purchaser with the SEC on June 11, 2021 (together with any subsequent amendments and supplements thereto, including Amendment No. 3 as filed on July 29, 2021, the “Schedule TO”).

Pursuant to the Amendment No. 1 to the Deposit Agreement, dated as of July 28, 2016, by and between Talend and JPMorgan Chase Bank, N.A. (the “Depositary”), the Depositary has agreed to tender the Ordinary Shares underlying untendered ADSs (the “Remaining Shares”) to Purchaser during the Subsequent Offering Period in exchange for the aggregate Offer Price with respect to all such Remaining Shares, and will hold such aggregate cash payment in trust for the benefit of the holders of the ADSs representing such Remaining Shares. The Depositary will arrange to distribute such amount to such holders on a pro rata basis, less any applicable withholding taxes. As a result, upon Purchaser’s acceptance of the tender of the Remaining Shares by the Depositary in the Subsequent Offer Period, any holders of ADSs that were not tendered in the Offer will cease to have any rights with respect to the Ordinary Shares. No tenders of ADSs will be accepted during the Subsequent Offering Period and the holders of such untendered ADSs will become entitled to payment of the Offer Price as a result of the ADS Depositary’s tender of the underlying Ordinary Shares. Ordinary Shares tendered during the Subsequent Offering Period may not be withdrawn. In addition, no Ordinary Shares or ADSs accepted for payment at the Offer Acceptance Time may be withdrawn during the Subsequent Offer Period.

Treatment of Equity Awards

Pursuant to the MoU, during the Subsequent Offering Period, vested Talend share options of holders who have elected to participate in the option liquidity mechanism will be exercised, and the Ordinary Shares acquired upon such exercise will be tendered to Purchaser in exchange for the Offer Price, net of the aggregate exercise price and any applicable tax withholding obligations funded through the option liquidity mechanism.

Pursuant to the MoU, during the Subsequent Offering Period, to the extent so elected by holders, unvested, outstanding and unexercised Talend share options granted under Talend’s 2017 stock option plan and 2016 stock option plan will be cancelled in exchange for the cash replacement option amount. Unvested, outstanding and unexercised Talend share options granted on or after August 4, 2020, will be automatically cancelled and replaced with the right to receive the cash replacement option amount. Payments in respect of the cash replacement option amount will be subject to the terms of the unvested Talend share option for which they were exchanged and will become payable when the vesting conditions with respect to such exchanged unvested Talend share options are satisfied, except for terms rendered inoperative by reason of the tender offer or the post-offer reorganization or for such other administrative or ministerial changes as Parent and Talend determine are appropriate.

Pursuant to the MoU, during the Subsequent Offering Period, each outstanding and unvested Talend free share will be automatically cancelled and replaced with the right to receive the cash replacement free share amount. Payments in respect of the cash replacement free share amount will be subject to the terms of the unvested Talend free shares for which they were exchanged, and will become payable when the vesting conditions with respect to such exchanged unvested Talend free shares are satisfied, except for terms rendered inoperative by reason of the tender offer or the post-offer reorganization or for such other administrative or ministerial changes as Parent and Talend determine are appropriate.

Pursuant to the MoU, during the Subsequent Offering Period, all outstanding and unexercised warrants (BSA or BSPCE) to subscribe for ordinary shares of holders who have elected to participate in the warrant liquidity mechanism will be exercised for the Offer Price, net of the aggregate exercise price and any applicable tax withholding obligations funded through the warrant liquidity mechanism.

The Demerger

Following and subject to the consummation of the Offer, including the Subsequent Offering Period, Talend intends to transfer all of its assets and liabilities to a société par actions simplifiée organized under the laws of France, and wholly owned by Talend (“Talend SAS”), in accordance with a draft asset contribution agreement under the spin-off legal regime in accordance with French law (the “Demerger Agreement” and such transaction, the “Demerger”), in exchange for new ordinary shares of Talend SAS. In connection with the Demerger, Talend will file a tax ruling in accordance with article 209 II of the French tax code in order to obtain the transfer to Talend SAS of Talend’s available stock of carried forward tax losses.

As a result of the Demerger, Talend SAS will own all of the assets and liabilities, rights and obligations of any kind and other legal relationships in relation to Talend’s businesses and operations with the exception of those specifically excluded as listed in the Demerger Agreement.

The Merger

Following and subject to the consummation of the Demerger, a cross-border merger (the “Merger”) will be effectuated of Talend into Tahoe AcquireCo B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands that is a direct, wholly owned subsidiary of Purchaser, pursuant to a cross-border merger plan (the “Merger Plan”), in accordance with Articles 2:309 et seq. and 2:333b et seq. of the Dutch Civil Code (Burgerlijk Wetboek) (the “DCC”) and Articles L. 236-1 et seq. and L. 236-25 et seq. of the French Commercial Code, entered into between Talend and Tahoe AcquireCo B.V., which will survive the Merger, and as a result of such Merger, each Ordinary Share and ADS outstanding immediately prior to the consummation of the Merger will be exchanged into one duly authorized, validly issued and fully paid share of Tahoe AcquireCo B.V.

Upon the consummation of the Demerger and the Merger, Talend will cease to exist as société anonyme organized under the laws of France and the surviving entity shall be Tahoe AcquireCo B.V., which will hold, as a result of the Merger, all of the outstanding ordinary shares of Talend SAS.

Any holder of Ordinary Shares or ADSs that did not tender their Ordinary Shares or ADSs in the Offer will, as a result of the Demerger and the Merger, own an equivalent proportional equity ownership in Tahoe AcquireCo B.V.

The Post-Merger Reorganization

Following the Demerger and the Merger, Parent and Purchaser will engage in a series of transactions whereby any holders of equity of Tahoe AcquireCo B.V. that are not affiliates of Thoma Bravo will have their equity cancelled in exchange for the consideration they would have received if they had tendered their Company Shares in the Offer, in accordance with Dutch law (the “Post-Merger Reorganization”). At this time, Parent plans to effectuate the Post-Merger Reorganization by way of an asset sale and liquidation, as further described below.

The Asset Sale

Following the Demerger and the Merger, Purchaser plans to effectuate a sale, transfer and assumption of all of the assets and liabilities of Tahoe AcquireCo B.V. to a wholly owned subsidiary of Purchaser at a value that is equal to (i) the product of the Offer Price, multiplied by the total number of Company Shares (less applicable withholding taxes and exercise prices).

The Liquidation and Second Step Distribution

Following the Asset Sale, Tahoe AcquireCo B.V. will be liquidated and dissolved in accordance with Article 2:19 of the DCC. The proceeds of the Asset Sale will be distributed by means of a preliminary liquidation distribution to the equity holders of Tahoe AcquireCo B.V. such that each holder shall be entitled to receive an amount in cash (without interest, less any applicable withholding tax) that equals, with respect to each Ordinary Share, ADS and other unit of Company equity, the Offer Price (such transaction, the “Liquidation and Second Step Distribution”).

As a result of the Liquidation and Second Step Distribution, the holders of any securities of Tahoe AcquireCo B.V. will cease to hold any securities of Tahoe AcquireCo B.V. The assets and liabilities of the Company will be wholly owned by a wholly-owned subsidiary of Purchaser and Tahoe AcquireCo B.V. will have ceased to exist.

Closing and Effective Time of the Demerger, Merger and Post-Merger Reorganization

The Demerger and the Merger are expected to be completed in the third quarter of 2021 and the Post-Merger Reorganization is expected to be completed in the fourth quarter of 2021.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2021, the Company notified Nasdaq of the Offer Acceptance Time and the termination of the Deposit Agreement as of July 30, 2021, and requested that trading in the ADSs be suspended and that the ADSs be withdrawn from listing on Nasdaq, effective prior to the opening of Nasdaq on July 30, 2021. On July 29, 2021, Nasdaq filed with the SEC a notification of removal from listing on Form 25 to report that the ADSs will no longer be listed on Nasdaq. ADSs ceased trading on Nasdaq effective prior to the opening of Nasdaq on July 30, 2021. The Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the ADSs under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the Offer Acceptance Time, affiliates of Thoma Bravo have acquired control of the Company. The aggregate consideration paid by Parent and/or Purchaser to acquire securities of the Company is expected to be approximately $2.4 billion, which will be provided by equity contributions from affiliated Thoma Bravo funds.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the Offer Acceptance Time, the following persons became the only directors of the Company: Christal Bemont, Patrick Jones, Steve Singh, Amy Coleman Redenbaugh, Kenneth Virnig, Mike Hoffmann, Elizabeth Yates, David Murphy, Kristin Nimsger, and Jim Hagan. Effective as of the Offer Acceptance Time, each of Nora Denzel, Elizabeth Fetter, Thierry Sommelet, Elissa Fink, and Ryan Kearny resigned as directors of the Company.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On July 29, 2021, the Company and Thoma Bravo issued a joint press release announcing the Offer Acceptance Time and the commencement of the Subsequent Offering Period. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Memorandum of Understanding, dated as of March 10, 2021, by and among Tahoe Bidco (Cayman), LLC and Talend S.A. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on March 10, 2021).
2.2	Contribution Agreement, entered into by and between Talend S.A. and Talend S.A.S., dated as of June 15, 2021 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on June 21, 2021).
2.3	Joint Cross-Border Merger Plan, between Talend S.A. and Tahoe AcquireCo B.V., dated as of June 15, 2021 (incorporated by reference to Exhibit 2.2 to the Form 8-K filed by the Company with the SEC on June 21, 2021).
4.1	Amendment No. 1 to the Deposit Agreement dated as of July 28, 2016, by and between Talend S.A. and JPMorgan Chase Bank, N.A., and all holders from time to time of American depositary receipts issued thereunder (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by Talend S.A. with the SEC on May 24, 2021).
99.1	Joint Press Release issued by Thoma Bravo and Talend S.A. on July 29, 2021 (incorporated by reference to Exhibit (a)(1)(Q) to the Schedule TO filed by Tahoe Bidco B.V. with the SEC on July 29, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEND S.A.

Date: July 30, 2021

By:	/s/ Aaron Ross
Aaron Ross
General Counsel